Exhibit 99.1


                 DRI Corporation Announces Slate of
             Investor Relations Meetings and Conferences


    DALLAS--(BUSINESS WIRE)--Sept. 6, 2007--DRI Corporation (DRI) (NASDAQ:TBUS), a digital communications technology leader in the domestic and international surface transportation and transit security markets, announced today that management will participate in investor meetings and deliver presentations at several financial conferences in the coming weeks.

    Upcoming investor meetings and financial presentations include:

    -- Sept. 19-20, 2007, San Francisco - Chairman, President and Chief Executive Officer David L. Turney will meet with several institutional investors to further expand their understanding of the Company in the equities market.

    -- Luncheon, Sept. 20, 2007, San Francisco - Mr. Turney will discuss DRI's history, products and services with key financial professionals and investors.

    --  EQUITIES Magazine Transatlantic Conference, Oct. 1, 2007,
        London Stock Exchange, London - Open to the financial community, this conference will be available via audio webcast at www.equitiesmagazine.com.

    -- Wall Street Reporter 13th Small-Cap Discovery Conference, Oct. 24, 2007, New York - This conference, which targets small-cap investors, will be available via audio webcast at www.vcall.com and www.wallstreetreporter.com. For more information, visit www.wallstreetreporter.com.

    -- Arch Investment Conference, Oct. 25, 2007, San Francisco - Rescheduled from the previously announced date of Sept. 20, 2007, which was originally set by the event organizers, this conference will be available via audio webcast at www.vcall.com and www.investrend.com. For more information, visit www.archconferences.com.

    "During these investor meetings and financial conferences, we anticipate addressing our new three-year revenue guidance stemming from our long-range strategic business planning efforts, the results of which are currently being assessed by the DRI Board of Directors. We are focused on educating investors about DRI. Our products and services for the surface transportation, mobility and security markets make us a unique story on Wall Street, in our opinion," Mr. Turney said.

    As schedules and presentation times are refined by the event organizers, the Company will announce details. For more information about DRI's planned financial and transit industry conferences and meetings, review the "Calendar of Events" section within the Company's Web site, www.digrec.com.

    ABOUT THE COMPANY

    DRI is a digital communications technology leader in the domestic and international public transportation and transit security markets. Our products include: TwinVision(R) and Mobitec(R) electronic destination sign systems, Talking Bus(R) voice announcement systems, Digital Recorders(R) Internet-based passenger information and automatic vehicle location/monitoring systems, and VacTell(TM) video actionable intelligence systems. Our products help increase the mobility, flow, safety, and security of people who rely upon transportation infrastructure around the globe. Using proprietary hardware and software applications, our products provide easy-to-understand, real-time information that assists users and operators of transit bus and rail vehicles in locating, identifying, boarding, tracking, scheduling, and managing those vehicles. Our products also aid transit vehicle operators in their quest to increase ridership and reduce fuel consumption, as well as to identify and mitigate security risks on transit vehicles. Positioned not only to serve and address mobility, energy conservation, and environmental concerns, our products also serve the growing U.S. Homeland Security market. For more information about the Company and its operations worldwide, go to www.digrec.com.

    FORWARD-LOOKING STATEMENTS

    This press release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. In particular, statements concerning the potential impact on the Company's perceived value as a result of participating in these various conferences or the Company's investor relations efforts, as well as any statement, express or implied, concerning future events or expectations which use words such as "expect," "fully expect," "expected," "appears," "believe," "plan," "anticipate," "would," "goal," "potential," "potentially," "range," "pursuit," "run rate," "stronger," "preliminarily," etc., are forward-looking statements. These forward looking statements are subject to risks and uncertainties including risks that our participation in these various conferences may not prove beneficial to the Company, as well as other risks and uncertainties set forth in our Annual Report on Form 10-K filed March 28, 2007, particularly those identified in Risk Factors Affecting Our Business, as those risk factors are updated by our subsequent quarterly reports on Form 10-Q. There can be no assurance that any expectation, express or implied, in a forward-looking statement will prove correct or that the contemplated event or result will occur as anticipated.


    CONTACT: Veronica B. Marks
             Manager, Corporate Communications
             DRI Corporation
             Phone: (214) 378-4776
             Fax: (214) 378-8437
             E-Mail: veronicam@digrec.com